Exhibit 4.1

SUBSCRIPTION AGREEMENT

Units Consisting of Series A Convertible Preferred Stock and Warrants to Purchase Common Stock of Daré Bioscience, Inc.

This Subscription Agreement relates to my agreement to purchase units (the “Units”) being offered by Daré Bioscience, Inc., a Delaware corporation (the “Company”), at a purchase price of $5.00 per Unit, with each Unit consisting of one share of the Company’s Series A Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and two warrants (the “Investor Warrants”), each to purchase one share of the Company’s common stock, $0.0001 par value per share.

Subject to the terms, conditions, acknowledgments, representations and warranties in this Subscription Agreement and in the final offering circular for the sale of the Units, dated [*], 202_ (the “Offering Circular”), which forms a part of the offering statement on Form 1-A qualified by the U.S. Securities and Exchange Commission (the “SEC”) on [*], 202_ , I hereby subscribe to purchase the number of Units set forth below for the total purchase price set forth below:

Units:
Subscription Price	$

Capitalized terms used in this Subscription Agreement but not defined in this Subscription Agreement have the meanings given to them in the Offering Circular.

I agree and acknowledge that if I wish to purchase Units, I must complete this Subscription Agreement and deliver funds equal to the subscription price into an escrow account maintained by Wilmington Trust, N.A., as escrow agent. Wilmington Trust, N.A., is an FDIC insured bank and will hold the funds delivered into the escrow account in compliance with SEC Rule 15c2-4.

In order to induce the Company to accept my subscription for the Units and as further consideration for such acceptance, I hereby make, adopt, confirm and agree to all of the covenants, acknowledgments, representations and warranties in this Subscription Agreement with the full knowledge that the Company and its affiliates will expressly rely thereon in making a decision to accept or reject my subscription:

1.	Type of Ownership (check the applicable box)

☐ Individual ☐ Joint ☐ Entity

2.	Subscriber Information (Note: Please provide information for all subscribers. A permanent street address must be provided even if your mailing address is a P.O. Box.)

	Subscriber 1	Subscriber 2
Name:
Social Security/Tax ID Number:
Address:
State:
City:
Postal Code:
Country:
Phone Number:
Email Address:

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3.	Investor Eligibility Certifications

(a) I am purchasing the Units for my own account.

(b) I understand that to purchase Units, I must either be an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”)), or I must limit my investment in the Units to a maximum of: (i) 10% of my net worth or annual income, whichever is greater, if I am a natural person; or (ii) 10% of my revenues or net assets, whichever is greater, for my most recently completed fiscal year, if I am a non-natural person. I understand that if I am a natural person I should determine my net worth for purposes of these representations by calculating the difference between my total assets and total liabilities. I understand this calculation must exclude the value of my primary residence and may exclude any indebtedness secured by my primary residence (up to an amount equal to the value of my primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Units.

(c) I meet the qualifications to purchase Units because (check the applicable box):

☐	The aggregate purchase price for the Units I am subscribing to purchase in this offering does not exceed 10% of my net worth or annual income, whichever is greater.

☐	I am an accredited investor.

(d) Are you an affiliate of a broker-dealer? ☐ Yes ☐ No If yes, you are not eligible to participate under FINRA Rule 5130.

4.	Offering Circular. I have received and have had the opportunity to review (1) the Offering Circular, (2) the Certificate of Designations of Preferences, Rights and Limitations of the Series A Convertible Preferred Stock, and (3) the form of Investor Warrant.

5.	Acceptance or Rejection of Subscription:

(a) All funds I deliver into the escrow account will be held in escrow until my subscription is reviewed and the Company decides whether to accept or reject it;

(b) The Company has the right to review and accept or reject my subscription in whole or in part, for any reason or for no reason;

(c) If the Company confirms that my subscription is complete and decides to accept it, the Company will countersign this Subscription Agreement, the funds I delivered into the escrow account to purchase the Units will be transferred to the Company and the shares of Preferred Stock and the Investor Warrants that comprise the Units I subscribed to purchase will be issued in my name; and

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(d) If the Company rejects my subscription or if a closing for the offering does not occur after I have delivered my funds into the escrow account, my subscription will be cancelled and the funds I delivered into the escrow account will be returned to me promptly, without deduction and without interest.

6.	Delivery Instructions. All shares of Preferred Stock will be issued in book-entry (uncertificated) form, and the Investor Warrants will be issued in certificated form. If my subscription is accepted, I will receive (i) a notice of my book-entry holdings of the Preferred Stock, and (b) electronic copies (e.g., PDF) of my Investor Warrants by email or some other electronic means.

7.	Compliance with Laws. I am not on, and am not acting as an agent, representative, intermediary or nominee for any person identified on, the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, I have complied with all applicable U.S. laws, regulations, directives, and executive orders relating to anti-money laundering, including but not limited to the following laws: (1) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (2) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. By making the foregoing representations, I have not waived any right of action I may have under federal or state securities law. Any such waiver would be unenforceable. The Company will assert my representations as a defense in any subsequent litigation where such assertion would be relevant.

8.	Jury Trial Waiver. I AND THE COMPANY HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY SUIT, ACTION, CLAIM, PROCEEDING OR COUNTERCLAIM (WHETHER BASED IN CONTRACT OR TORT) ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY ACTION TAKEN BY ME OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. I AND THE COMPANY HEREBY ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ME OR THE COMPANY. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT. IN THE EVENT OF LITIGATION, THIS SUBSCRIPTION AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT AND AN IRREVOCABLE WAIVER OF A TRIAL BY JURY. NOTWITHSTANDING THE FOREGOING, I AM NOT DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

9.	Governing Law. This Subscription Agreement and all rights hereunder shall be governed by, and interpreted in accordance with, the laws of the State of Delaware as applied to contracts entered into and to be performed entirely within the State of Delaware and without giving effect to the principles of conflict of laws.

10.	Exclusive Forum. Any suit, action, claim or proceeding arising out of or based upon this Subscription Agreement and/or the transactions contemplated hereby I bring against the Company must be brought exclusively in a state or federal court of competent jurisdiction in the State of Delaware. I irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, claim or proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action, claim or proceeding brought in any such court has been brought in an inconvenient forum. The foregoing does not apply to any suit, action, claim or proceeding brought to enforce any duty or liability created by the Securities Exchange Act of 1934 or any other claim for which the federal courts have exclusive jurisdiction.

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11.	Severability. In case any one or more of the provisions contained in this Subscription Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Subscription Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

12.	Amendments. This Subscription Agreement may be amended or otherwise modified only by a written instrument executed by me and the Company.

13.	No Strict Construction. In the event an ambiguity or question of intent or interpretation arises, this Subscription Agreement will be construed as if drafted jointly by me and the Company, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Subscription Agreement.

14.	Electronic Signatures. Digital (“electronic”) signatures, often referred to as an “e-signature”, enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures. The mechanics of this Subscription Agreement’s electronic signature include me signing this Agreement below by typing in my name, with the underlying software recording my IP address, my browser identification, the timestamp, and a securities hash within an SSL encrypted environment. This electronically signed Subscription Agreement will be available to both me and the Company, as well as any associated brokers, so they can store and access it at any time, and it will be stored by and accessible from Digital Offering, LLC servers. I and the Company each hereby consent and agree that electronically signing this Subscription Agreement constitutes my signature, acceptance and agreement as if actually signed by me in writing. Further, I and the Company agree that no certification authority or other third party verification is necessary to validate any electronic signature; and that the lack of such certification or third party verification will not in any way affect the enforceability of my signature or resulting contract between me and the Company. I understand and agree that my e-signature executed in conjunction with the electronic submission of this Subscription Agreement shall be legally binding and the transactions contemplated by this Subscription Agreement shall be considered authorized by me. I agree that my electronic signature is the legal equivalent of my manual signature on this Subscription Agreement and I consent to be legally bound by this Subscription Agreement. Furthermore, I and the Company each hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement specifically, and future communications in general between me and the Company, may be made by email, sent to the email address of record as set forth in this Subscription Agreement or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between me and the Company. If any such electronically sent communication fails to be received for any reason, including but not limited to such communication being diverted to the recipient’s spam filters by the recipient’s email service provider, or due to a recipient’s change of address, or due to technology issues by the recipient’s service provider, I and the Company agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to me, and if I desire physical documents then I agree to be satisfied by directly and personally printing, at my own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that I desire.

Digital Offering, LLC is registered with the SEC as a broker-dealer. This Client Relationship Summary provides details about Digital Offering’s brokerage and advisory services, fees, and other important information. Please review the information prior to submitting this Subscription Agreement at 99208b_6603eb2b75ee4a639d1b4e62f92c3a79.pdf (digitaloffering.com). By signing this Subscription Agreement, I acknowledge that I have reviewed the client relationship summary link provided above.

Your Consent is Hereby Given: By signing this Subscription Agreement electronically, I am explicitly agreeing to receive documents electronically including my copy of this signed Subscription Agreement and, if my subscription is accepted, Investor Warrants, as well as ongoing disclosures, communications and notices.

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SIGNATURES

THE UNDERSIGNED HAS THE AUTHORITY TO ENTER INTO THIS SUBSCRIPTION AGREEMENT ON BEHALF OF THE SUBSCRIBER SET FORTH BELOW.

Subscriber 1

Signature:
Name:
Title (if signing on behalf of an entity):
Date:

Subscriber 2

Signature:
Name:
Title (if signing on behalf of an entity):
Date:

ACCEPTED:

The Company hereby accepts the subscription set forth above.

Daré Bioscience, Inc.

Signature:
Name:
Title:
Date:

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